EXHIBIT 99.1

DTST Reports Q3 2025 Results Following Transformative CloudFirst Sale

Transaction Unlocks Shareholder Value and Refocuses Company on High-Growth AI, Cybersecurity, and Infrastructure Markets

Conference Call to be Held Today at 10:00 am ET

MELVILLE, N.Y., November 19, 2025 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (the “Company”), today provided a business update and reported financial results for the three months and nine months ended September 30, 2025.

Chuck Piluso, Chairman and Chief Executive Officer of Data Storage Corporation, commented, “This quarter represents a defining period for Data Storage Corporation as we completed the sale of our CloudFirst subsidiary and repositioned the Company for its next phase of disciplined growth. The CloudFirst sale was a transformative milestone that unlocked significant shareholder value and provided us with a solid financial foundation for the future. It allows us to simplify our structure, sharpen our focus, and redeploy capital toward initiatives that offer higher returns and long-term sustainability.”

“With this transaction behind us, we are executing from a position of strength. We now have the flexibility to strategically invest in high-growth areas where we believe we can build durable competitive advantages, including, but not limited to, GPU Infrastructure-as-a-Service (IaaS), AI-driven software applications, cybersecurity, and voice/data telecommunications. Our priority is to remain disciplined—both operationally and financially. We are committed to creating lasting value through prudent capital allocation, sound execution, and thoughtful innovation. Our Nexxis subsidiary continues to perform well, and we believe it provides a stable, recurring revenue base that supports our broader strategic objectives.”

“Looking forward, we intend to leverage our expertise, financial strength, and market position to identify opportunities that align with our core competencies and aim to build upon our history in data and communications infrastructure to deliver sustainable results and long-term shareholder value.”

Conference Call

The management will host a business update conference call today at 10:00 a.m. Eastern Time, to discuss the Company’s sale of its CloudFirst subsidiary as well as its strategic business outlook.

The conference call will be available via telephone by dialing toll-free 877-407-9219 for U.S. callers or for international callers +1-412-652-1274. A webcast of the call may be accessed at  DTST Business Update Call or on the Company’s News & Events section of the website,  www.dtst.com/news-events.

A webcast replay of the call will be available on the Company’s website (www.dtst.com/news-events) through May 19, 2026. A telephone replay of the call will be available approximately three hours following the call, through November 26, 2025, and can be accessed by dialing 877-660-6853 for U.S. callers or + 1-201-612-7415 for international callers and entering conference ID: 13757276.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST), once the tender offer is complete, plans to invest in and support businesses, including, but not limited to, GPU Infrastructure-as-a-Service (IaaS), AI-driven software applications, cybersecurity, and voice/data telecommunications. The Company’s mission is to build sustainable, recurring revenue streams while maintaining financial discipline and strategic focus. For more information, visit www.dtst.com.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding repositioning the Company for its next phase of disciplined growth; the CloudFirst sale providing the Company with a solid financial foundation for the future; allowing the Company to simplify its structure, sharpen its focus, and redeploy capital toward initiatives that offer higher returns and long-term sustainability; executing from a position of strength; having the flexibility to strategically invest in high-growth areas where the Company can build durable competitive advantages, including, but not limited to, GPU Infrastructure-as-a-Service (IaaS), AI-driven software applications, cybersecurity, and voice/data telecommunications; remaining disciplined both operationally and financially; creating lasting value through prudent capital allocation, sound execution, and thoughtful innovation; the Company’s Nexxis subsidiary providing a stable, recurring revenue base that supports its broader strategic objectives; leveraging the Company’s expertise, financial strength, and market position to identify opportunities that align with its core competencies; and aiming to build upon the Company’s history in data and communications infrastructure to deliver sustainable results and long-term shareholder value. Important factors that could cause actual results to differ materially from current expectations include the Company’s ability to redeploy capital toward initiatives that offer higher returns and long-term sustainability; the Company’s ability to strategically invest in high-growth areas where it can build durable competitive advantages; the Company’s ability to create lasting value through prudent capital allocation, sound execution, and thoughtful innovation; the Company ability to operate Nexxis as a stable, recurring revenue base that supports broader strategic objectives; the Company’s ability to leverage its expertise, financial strength, and market position to identify opportunities that align with its core competencies; and the Company’s ability to build upon its history in data and communications infrastructure to deliver sustainable results and long-term shareholder value.. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com

DATA STORAGE CORPORATION AND SUBSIDIARIES

 CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$284,714	$1,070,097
Accounts receivable, net of allowance for expected credit losses of $648 and $767, respectively	74,035	59,018
Escrow funds receivable	1,500,000	—
Marketable securities	45,471,979	11,261,006
Prepaid expenses and other current assets	127,778	118,538
Current assets of discontinued operations	—	2,907,404
Total current assets	47,458,506	15,416,063

Property and equipment, net	4,545	6,077
Other long-term assets	214,639	137,077
Non-current assets of discontinued operations	—	9,720,998

Total assets	47,677,690	25,280,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	708,993	588,590
Warrant liability	1,224,838	—
Payable to purchaser of discontinued operations	176,687	—
Income taxes payable	5,976,589	—
Deferred tax liability - current	326,951	—
Current liabilities of discontinued operations	—	2,957,559
Total current liabilities	8,414,058	3,546,149

Deferred tax liability – long-term	—	39,031
Non-current liabilities of discontinued operations	—	523,070
Total long-term liabilities	—	562,101

Total liabilities	8,414,058	4,108,250

Commitments and contingencies (Note 7)

Stockholders’ equity:
Preferred stock, Series A par value $0.001; 10,000,000 shares authorized; 0 and 0 shares issued and outstanding in 2024 and 2023, respectively	—	—
Common stock, par value $0.001; 250,000,000 shares authorized; 7,465,306 and 7,045,108 shares issued and outstanding at September 30, 2025, and December 31, 2024, respectively	7,466	7,045
Additional paid in capital	42,427,313	40,417,813
Accumulated deficit	(2,912,547)	(18,982,589)
Accumulated other comprehensive loss	(14,235)	(23,214)
Total Data Storage Corp stockholders’ equity	39,507,997	21,419,055
Non-controlling interest in consolidated subsidiary	(244,365)	(247,090)
Total stockholders’ equity	39,263,632	21,171,965
Total liabilities and stockholders’ equity	$47,677,690	$25,280,215

DATA STORAGE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Sales	$416,956	$325,299	$1,057,651	$899,135
Cost of sales	218,457	180,832	580,193	504,684
Gross Profit	198,499	144,467	477,458	394,451

Selling, general and administrative	1,296,974	984,099	3,242,833	2,867,140
Loss from operations	(1,098,475)	(839,632)	(2,765,375)	(2,472,689)

Interest income	193,347	160,770	417,520	456,580

Loss from continuing operations before income taxes	(905,128)	(678,862)	(2,347,855)	(2,016,109)
Provision (benefit) for income taxes	(1,034,683)	—	(1,034,683)	—
Loss from continuing operations, net of tax	129,555	(678,862)	(1,313,172)	(2,016,109)
Income (loss) from discontinued operations, net of tax	(822,503)	802,388	(85,351)	2,238,934
Gain on sale of discontinued operation, net of tax	17,471,290	—	17,471,290	—
Net income from discontinued operations	16,648,787	802,388	17,385,939	2,238,934
Net income	16,778,342	123,526	16,072,767	222,825
Income (loss) in non-controlling interest of consolidated subsidiary	(66)	(1,129)	(3,462)	12,434

Net income attributable to common stockholders	$16,778,276	$122,397	$16,069,305	$235,259

Loss per share from continuing operations – basic	$0.02	$(0.10)	$(0.18)	$(0.29)
Loss per share from continuing operations – diluted	$0.02	$(0.10)	$(0.18)	$(0.29)
Earnings per share from discontinued operations - basic	$2.28	$0.11	$2.42	$0.32
Earnings per share from discontinued operations - diluted	$2.19	$0.11	$2.32	$0.31
Earnings per share attributable to common stockholders – basic*	$2.30	$0.02	$2.24	$0.03
Earnings per share attributable to common stockholders – diluted*	$2.20	$0.02	$2.15	$0.03
Weighted average number of shares - basic	7,293,644	6,999,447	7,177,691	6,918,253
Weighted average number of shares - diluted	7,613,606	7,405,664	7,482,791	7,334,763

*Earnings per share may not add due to rounding

DATA STORAGE CORPORATION AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Loss from continuing operations	$(1,313,172)	$(2,016,109)
Net income from discontinued operations	17,385,939	2,238,934
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on sale of discontinued operations	(17,471,290)	—
Depreciation and amortization	1,660	1,215
Stock based compensation	1,005,830	564,800
Provision for credit losses	6,512	577
Changes in Assets and Liabilities:
Accounts receivable	(21,529)	(12,502)
Prepaid expenses and other assets	(86,802)	(165,714)
Accounts payable and accrued expenses	296,345	(9,645)
Income taxes payable	(1,066,307)	—
Changes in assets and liabilities of discontinued operations	706,991	(48,966)
Net cash provided by (used in) operating activities	(555,823)	552,590

Cash Flows from Investing Activities:
Capital expenditures	(128)	(2,149)
Net proceeds from sale of discontinued operation	35,634,291	—
Purchase of marketable securities	(38,485,795)	(456,573)
Sale of marketable securities	4,274,822	400,000
Cash used in investing activities of discontinued operations	(787,129)	(1,113,859)
Net cash provided by (used in) investing activities	636,061	(1,172,581)

Cash Flows from Financing Activities:
Payment for settlement of warrants	(1,236,825)	—
Proceeds from stock option exercises	412,774	88,732
Cash used in financing activities of discontinued operations	(51,520)	(383,753)
Net cash used in financing activities	(875,571)	(295,021)

Effect of exchange rate changes on cash	9,950	—

Decrease in cash and cash equivalents	(785,383)	(915,012)

Cash and cash equivalents, beginning of period	1,070,097	1,428,730

Cash and cash equivalents, end of period	$284,714	$513,718

Supplemental cash flow disclosures:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—